For Immediate Release

Contacts:	Wyeth: Media Contacts: Gerald Burr Wyeth Pharmaceuticals (484) 865-5138 Douglas Petkus Wyeth (973) 660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340	Progenics Pharmaceuticals, Inc.: Richard W. Krawiec, Ph.D. Vice President Corporate Affairs (914) 789-2800 rkrawiec@progenics.com

WYETH AND PROGENICS PHARMACEUTICALS ANNOUNCE
INITIATION OF PHASE 2 CLINICAL TRIAL OF ORAL METHYLNALTREXONE

- Global trial to evaluate methylnaltrexone in chronic pain patients with opioid-induced constipation -

Madison, N.J. and Tarrytown, N.Y., August 22, 2006 - Wyeth Pharmaceuticals, a division of Wyeth (NYSE:WYE), and Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced the initiation of a phase 2 clinical trial to evaluate once-daily dosing of oral methylnaltrexone. This trial is designed to identify the dose(s) of methylnaltrexone to be taken forward into the phase 3 clinical studies that will evaluate the efficacy, safety and tolerability of oral methylnaltrexone for opioid-induced constipation (OIC) in patients treated with opioids for chronic pain.

Opioid analgesics, such as morphine, are widely used to treat patients with moderate to severe pain. In addition to their ability to palliate pain via their interaction with the central nervous system, these medications also interact with opioid-specific receptors outside the brain and spinal cord, often resulting in constipation. Methylnaltrexone is a peripheral mu opioid-receptor antagonist designed to reverse the effect of these medications on opioid receptors outside the central nervous system. Because methylnaltrexone acts outside the central nervous system, it does not interfere with brain-centered pain relief.

More than 100 clinical sites in 21 countries are expected to participate in this randomized, double-blind, placebo-controlled, parallel-group phase 2 trial, recruiting approximately 200 to 400 patients. After discussions with the United States Food and Drug Administration (FDA), the companies elected to employ an adaptive trial design to expedite the selection of the dose(s) of methylnaltrexone to be studied in phase 3.

The primary efficacy endpoint of the phase 2 study is the number of spontaneous bowel movements per week for six weeks in the methylnaltrexone and placebo groups compared to baseline. Completion of the study is expected to take less than a year and to be followed by phase 3 trials initiating in 2007. The companies anticipate no change in their previously announced submission date for a New Drug Application (NDA) to the FDA for oral methylnaltrexone, which is expected to occur in late 2008 or early 2009.
“Our phase 2 trial is designed to enable Wyeth and Progenics to efficiently determine which of the five tested doses of oral methylnaltrexone will be most appropriate for further evaluation,” says Gary L. Stiles, M.D., Executive Vice President, Chief Medical Officer, Wyeth Pharmaceuticals. “By using an adaptive trial design, we may have the potential to enroll fewer patients than with a traditional approach, thus potentially accelerating the transition into phase 3 studies.”

Additional details of the clinical trial design will be available soon at www.clinicaltrials.gov.

About the Companies

Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative ileus. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immuno-therapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of August 22, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ”anticipates”’ ”plans"’ ”expects” and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Wyeth Pharmaceuticals, a division of Wyeth, has leading products in the areas of women’s health care, cardiovascular disease, central nervous system, inflammation, transplantation, hemophilia, oncology, vaccines and nutritional products. Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include risks associated with the inherent uncertainty of the timing and success of product research, development and commercialization (including with respect to our pipeline products), drug pricing and payment for our products by government and third party-payors, manufacturing, data generated on the safety and efficacy of our products, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, global business operations, product liability and other types of litigation, the impact of legislation and regulatory compliance, intellectual property rights, strategic relationships with third parties, environmental liabilities, and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors.” We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com
Additional information on Wyeth available at http://www.wyeth.com